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                                                                   EXHIBIT 10.16


                              SETTLEMENT AGREEMENT

        THIS SETTLEMENT AGREEMENT (this "Agreement") is dated as of August 31 2000, between APPLIED ANALYTICAL INDUSTRIES, INC., a Delaware corporation having its principal place of business in Wilmington, North Carolina ("AAI") and PHARMAPRINT, INC., a Delaware corporation having its principal place of business in Irvine, California ("PharmaPrint").

                              BACKGROUND STATEMENT

        AAI provides analytical testing services to the pharmaceutical and biotechnology industries, such as validation and stability studies, as well as manufacturing services. PharmaPrint arranges for the production and marketing of herbal and vitamin-herbal dietary supplements known in the industry as "nutriceutical" products, using a proprietary technology known as "the PharmaPrint(TM) Process". In 1998, PharmaPrint retained AAI to perform certain analytical testing and manufacturing services in regard to its nutriceutical products (the "Products"). On or about June 11, 1998, AAI and PharmaPrint entered into an agreement (the "Manufacturing Agreement") for AAI to manufacture the Products. Throughout 1998, AAI and PharmaPrint also entered into a series of agreements for analytical testing and support services regarding the Products (the "Service Estimates").

        On or about July 28, 1999, AAI filed a Demand for Arbitration with the American Arbitration Association, Case No. 31 181 00181 99, seeking to recover damages for alleged breach of the Manufacturing Agreement (the "Arbitration"). PharmaPrint filed a counterclaim in the Arbitration. On or about December 28, 1999, PharmaPrint filed a Complaint in the New Hanover County Superior Court, Case No. 99 CVS 05159, seeking to recover damages for alleged breach of the Manufacturing Agreement and of the Service Estimates, as well as other causes of action (the "Superior Court Action"). AAI filed a counterclaim in the Superior Court Action alleging breach of the Service Estimates. The Arbitration and the Superior Court Action are referred to herein as the "Litigation". PharmaPrint acknowledges that AAI has asserted claims approximating $5.5 million under the Manufacturing Agreement and the Service Estimates (referred to herein as the "AAI Claims").

        Each party is willing to release the other party from all claims it may have against the other party as set forth in the preceding paragraph in exchange for (i) a mutual release of any claim each party has or may have against the other party and (ii) the issuance to AAI of certain shares of PharmaPrint common stock. The parties therefore enter into this Agreement in full settlement of all disputes between them. Neither of the parties admits any liability or wrongdoing, but each enters into this Agreement solely to avoid the costs, expenses and uncertainty of further litigation.

                             STATEMENT OF AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter made by AAI and PharmaPrint, the receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, it is agreed that:


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        1. ISSUANCE OF SHARES BY PHARMAPRINT. In consideration for AAI's release of claims, PharmaPrint shall issue to AAI Two Million Two Hundred Thousand (2,200,000) shares of authorized PharmaPrint common stock (the "Shares").

        A. Timing. Within ten (10) business days following PharmaPrint's satisfaction of the conditions set forth in paragraph 2 below, PharmaPrint shall issue and deliver the Shares into the possession of AAI. AAI may elect to accelerate such issuance date by delivery of written facsimile notice to PharmaPrint (the "Delivery Notice"). In that event, PharmaPrint shall issue and deliver the Shares into the possession of AAI within two (2) business days of PharmaPrint's receipt of AAI's Delivery Notice.

        B. Legends and Resale. The certificates for the Shares shall bear a restrictive legend in substantially the following form:

                The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

             The legend set forth above shall be removed and PharmaPrint shall issue certificates without such legend to AAI or its designee for the Shares upon which it is stamped if, unless otherwise required by state securities laws, AAI provides PharmaPrint with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of the Shares may be made without registration under the Securities Act and is in compliance with all applicable federal and state rules and regulations, including the regulations described in the Securities and Exchange Commission Staff Legal Bulletin Number 3 (as amended). AAI agrees to sell the Shares in compliance with all such federal and state laws.

        2. CONDITIONS TO ISSUANCE OF THE SHARES. The following conditions must be satisfied prior to PharmaPrint's issuance of Shares:

        A. NASDAQ Listing. PharmaPrint shall use best commercially reasonable efforts to have PharmaPrint's shares re-listed in an unrestricted manner on the National Association of Securities Dealers, Inc. National Market.

        B. Fairness Opinion. PharmaPrint shall provide to AAI a written order issued by the North Carolina Secretary of State (in a form reasonably satisfactory to AAI) approving the exchange of the AAI Claims for the Shares. PharmaPrint covenants that on or before August __, 2000, it shall file with the North Carolina Secretary of State an application under Section 78A-30 of the North Carolina General Statutes for approval of the above-described exchange, and that such application shall request a August __, 2000 hearing date on the fairness of the terms and conditions of the exchange. PharmaPrint further represents that it shall use its best efforts to cause the North Carolina Secretary of State to issue an order approving such exchange as soon as possible.


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        3. EFFECT OF ACT OF BANKRUPTCY BY PHARMAPRINT. PharmaPrint represents that there has not been an Act of Bankruptcy (as defined below) or any public announcement with respect to any actual or contemplated Act of Bankruptcy involving PharmaPrint. PharmaPrint covenants that for a period of two hundred seventy (270) days following the receipt by AAI of the Shares, it shall not file a petition for relief under any present or future federal or state insolvency, bankruptcy, or similar law (collectively "Applicable Bankruptcy Law"); consent to or admit the material allegations of an involuntary petition for relief against it, or refuse or fail to seek to have such involuntarily petition dismissed within sixty (60) days after the filing thereof, or request or consent to an order for relief naming PharmaPrint as the debtor under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereinafter existing (collectively, an "Act of Bankruptcy").

        A. Damages for Breach. In the event of an Act of Bankruptcy, PharmaPrint hereby acknowledges that AAI's damages arising from breach of the foregoing covenant shall equal the product of $1.37 per share times the number of Shares owned by AAI as of the date of the Act of Bankruptcy (the "Damages"). PharmaPrint shall compensate AAI for the Damages by reacquiring from AAI all Shares owned by AAI as of the date of the Act of Bankruptcy at a per share cash price equal to $1.37.

        B. Nullification of Release. In the event of an Act of Bankruptcy, the mutual release provided by the parties as provided in Section 6 herein shall be null, void and of no effect to the extent, and solely to the extent, of reviving $3,000,000 of the AAI Claims that are the subject of the mutual release, which revived AAI Claims shall survive this agreement, and which revived AAI Claims shall be subject to setoff for
        (i) the Damages actually received by AAI from PharmaPrint and (ii) the proceeds received by AAI from the sale of any Shares as of the date of the Act of Bankruptcy.

        4. DISMISSAL OF ARBITRATION. Upon issuance and delivery of the Shares, the parties shall file a Notice of Dismissal of the Arbitration, in the form attached as Exhibit "A", dismissing the Arbitration with prejudice.

        5. DISMISSAL OF SUPERIOR COURT ACTION. Upon issuance and delivery of the Shares, the parties shall file a Notice of Dismissal of the Superior Court Action, in the form attached as Exhibit "B", dismissing the Superior Court Action with prejudice.

        6. MUTUAL RELEASES BY AAI AND PHARMAPRINT. Upon issuance and delivery of the Shares, the parties shall execute the Mutual Release attached hereto as Exhibit "C".

        7. NO ADMISSION OF LIABILITY. AAI and PharmaPrint each hereby acknowledge that neither the execution nor the performance of this Agreement is intended as, and shall not constitute, an admission of liability by any party, and further that this Agreement has been entered into solely to avoid the costs, expenses and uncertainty of further litigation.

        8. REPRESENTATIONS AND WARRANTIES BY THE PARTIES. Each of the parties represents and warrants that (i) it has the capacity, full power and authority to enter into this Agreement, (ii) the individual signing on behalf of each of the corporate parties is authorized to do so, (iii) it has not assigned, encumbered or in any manner transferred all or any portion of the claims covered by this Agreement, (iv) there are no other charges, complaints, suits, arbitrations or other


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claims or proceedings pending between the parties in any court, before any agency, or in any forum, and (v) no other person, party or corporation has any right, title or interest in any of the claims covered by this Agreement.

        9. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties, integrates all the terms and conditions mentioned or incidental to this Agreement and supersedes all prior negotiations and writings. No modification or waiver of any provisions of this Agreement shall be valid unless set forth in writing and signed by all parties hereto.

        10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, heirs and assigns.

        11. ARBITRATION. All disputes arising out of or in any way related to this Agreement or the rights or obligations of either party shall be settled by arbitration to be held in Charlotte, North Carolina in accordance with the rules of the American Arbitration Association then prevailing. The prevailing party shall be entitled to reimbursement of attorneys' fees and costs associated with the proceeding.

        12. SEVERABILITY. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        13. EACH PARTY TO BEAR ITS OWN COSTS. Each party shall bear all of his or its own costs, expenses, and attorneys' fees arising out of the Litigation.

        14. CONSTRUCTION. This Agreement is not to be construed against any party but shall be construed equally as to each party hereto.

        15. COUNTERPARTS. This Agreement shall be executed in four counterparts, each of which may be enforceable as an original, but all of which together shall constitute but one agreement.

        16. AUTHORIZATION. This Agreement has been properly executed by the appropriate persons authorized to do so.


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        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

                                      APPLIED ANALYTICAL INDUSTRIES, INC.


                                      By:      /s/ William L. Ginna Jr.
                                          -----------------------------------
                                      Name:    William L. Ginna Jr.
                                      Title:   EVP & CFO


                                      PHARMAPRINT, INC.


                                      By:      /s/ Steven A. Bowman
                                          -----------------------------------
                                      Name:    Steven A. Bowman
                                      Title:   CEO


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                                    EXHIBIT A


                        AMERICAN ARBITRATION ASSOCIATION
                                 31 181 00181 99


Re:   Arbitration between

      Applied Analytical Industries, Inc.
                                                   NOTICE OF DISMISSAL
      - and -

      PharmaPrint, Inc.


        The parties, through counsel, hereby DISMISS WITH PREJUDICE the claims and counterclaims asserted in this arbitration proceeding.

        This ______ day of August, 2000.


---------------------------------           -----------------------------------
Gary J. Rickner                             David C. Wright, III
N.C. Bar No. 25129                          N.C. Bar No. 11161
Cheryl A. Marteney                          Sarah B. Kemble
N.C. Bar No. 16733                          N.C. Bar No. 22682

Attorneys for PharmaPrint, Inc.             Attorneys for Applied Analytical
Inc.                                        Industries, Inc.
WARD AND SMITH, P.A.                        ROBINSON, BRADSHAW & HINSON, P.A.
1001 College Court                          101 North Tryon Street, Suite 1900
Post Office Box 867                         Charlotte, North Carolina 28246-1900
New Bern, North Carolina 28563-0867         (704) 377-2536
(252) 636-2121


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                                    EXHIBIT B


STATE OF NORTH CAROLINA                         IN THE GENERAL COURT OF JUSTICE
                                                   SUPERIOR COURT DIVISION
COUNTY OF NEW HANOVER                            CIVIL ACTION NO: 99 CVS 05159

PHARMAPRINT, INC.,

                             PLAINTIFF,

        V.
                                                      NOTICE OF DISMISSAL
APPLIED ANALYTICAL INDUSTRIES, INC.,

                                   DEFENDANT.


        The parties, through counsel and pursuant to Rules 41(a)(1)(ii) and 41(c) of the North Carolina Rules of Civil Procedure, hereby DISMISS WITH PREJUDICE the claims and counterclaims asserted in this action.

        This the ____ day of August, 2000.

---------------------------------           -----------------------------------
Gary J. Rickner                             David C. Wright, III
N.C. Bar No. 25129                          N.C. Bar No. 11161
Cheryl A. Marteney                          Sarah B. Kemble
N.C. Bar No. 16733                          N.C. Bar No. 22682

Attorneys for PharmaPrint, Inc.             Attorneys for Applied Analytical
Inc.                                        Industries, Inc.
WARD AND SMITH, P.A.                        ROBINSON, BRADSHAW & HINSON, P.A.
1001 College Court                          101 North Tryon Street, Suite 1900
Post Office Box 867                         Charlotte, North Carolina 28246-1900
New Bern, North Carolina 28563-0867         (704) 377-2536
(252) 636-2121


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                                    EXHIBIT C

                                 MUTUAL RELEASE

        APPLIED ANALYTICAL INDUSTRIES, INC., a Delaware corporation having its principal place of business in Wilmington, North Carolina ("AAI") and PHARMAPRINT, INC., a California corporation having its principal place of business in Irvine, California ("PharmaPrint"), entered into a Settlement Agreement dated as of August _____, 2000, attached hereto. In consideration for the undertakings provided in that Settlement Agreement and the issuance by PharmaPrint of shares of common stock to AAI as described therein, the parties (and their parent, affiliate, subsidiary and related entities, divisions, successors and assigns, and the employees, officers, directors, legal representatives and agents thereof) hereby fully and mutually release one another from any and all claims, causes of action, suits, claims, counterclaims, charges, complaints, demands, liabilities or obligations of any kind whatsoever that exist or that could exist based on any act, omission, event, or thing whatsoever through the date of this Release. Subject only to Paragraph 3.B. of the Settlement Agreement, this Release shall become effective and shall thereafter be fully binding on AAI and PharmaPrint, and their heirs, successors, and assigns, upon its full execution by these parties; provided, however, that this Release shall not apply to any rights or duties arising under the Settlement Agreement or under documents to be executed or action to be taken pursuant to the Settlement Agreement.

        IN WITNESS WHEREOF, the undersigned have caused this Release to be executed by their duly authorized officers as of this ____ day of __________, 2000.

                                      APPLIED ANALYTICAL INDUSTRIES, INC.


                                      By:      /s/ William L. Ginna Jr.
                                          -----------------------------------
                                      Name:    William L. Ginna Jr.
                                      Title:   EVP & CFO


                                      PHARMAPRINT, INC.


                                      By:      /s/ Steven A. Bowman
                                          -----------------------------------
                                      Name:    Steven A. Bowman
                                      Title:   CEO